UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2013

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 25, 2013, the board of directors of PTS Holdings Corp. (“PTS”), the indirect parent of Catalent Pharma Solutions, Inc. (the “Company”), approved, and a majority of the stockholders of PTS subsequently approved by written consent, Amendment No. 2 to the 2007 PTS Holdings Corp. Stock Incentive Plan, as amended (the “Plan”), which increased the total number of shares of PTS common stock available for issuance under the Plan from 81,407 to 104,114 shares.

The increase in the number of shares available for issuance under the Plan was implemented in connection with the Company’s newly approved option grant framework pursuant to which employees who are holders of PTS options will be eligible for new bi-annual option awards beginning on the fourth anniversary of the date of their original option grant. In connection with the adoption of the new option grant framework, on June 25, 2013, the board of directors of PTS granted new option awards to each of the Company’s named executive officers in the following amounts:

Named Executive Officer	Options	Exercise Price
John Chiminski	10,000	$1,310
Matthew Walsh	1,367	$1,310
William Downie	886	$1,310
Scott Houlton	919	$1,310
Samrat Khichi	1,921	$1,310

The options granted under the new framework are divided into two tranches for vesting purposes: one-half of the options are subject to performance-based vesting restrictions and one-half of the options are subject to exit event-based vesting restrictions. The performance-based options will vest and become exercisable on each of the first five anniversaries of the applicable vesting reference date if the Company achieves specified EBITDA performance targets (subject to a cumulative catch-up). The exit event-based options will vest and become exercisable on the date, if any, when The Blackstone Group will have received cash proceeds or marketable securities from the sale of its investment in the Company aggregating in excess of 2.0 times the amount of its initial investment in the Company. Vesting under both the performance-based options and the exit event-based options is generally subject to continued employment with the Company through the applicable vesting dates. In addition, in the event of a change of control (as defined in the Plan or the option agreement, as applicable) in which the exit event-based options vest, any outstanding unvested performance-based options will also vest. All other terms of the options granted under the new option framework, including any continued vesting following termination, are substantially similar to the terms of the option holder’s existing options, the material terms of which are described on pages 126-128 of the Company’s Annual Report on Form 10-K filed with the SEC on September 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: July 1, 2013

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